Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(4,752,128)
Unrealized Gain (Loss) on Market Value of Futures	(5,000,312)
Dividend Income	22,689
Interest Income	73,678
ETF Transaction Fees	1,050
Total Income (Loss)	$(9,655,023)

Expenses
General Partner Management Fees	$45,221
Professional Fees	11,480
Brokerage Commissions	9,006
Non-interested Directors' Fees and Expenses	828
Prepaid Insurance Expense	687
Total Expenses	67,222
Expense Waiver	(12,957)
Net Expenses	$54,265
Net Income (Loss)	$(9,709,288)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/20	$72,693,474
Additions (600,000 Shares)	10,796,412
Net Income (Loss)	(9,709,288)

Net Asset Value End of Month	$73,780,598
Net Asset Value Per Share (4,600,000 Shares)	$16.04

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596